SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
April 28, 2003

PartnerRe Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	0-2253	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda
(Address of Principal Executive Offices)

HM 08
(Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

The following information is filed pursuant to Item 5, "Other Events" and furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition." On April 28, 2003, PartnerRe Ltd. issued a press release regarding certain financial information relating to the first quarter of 2003. The text of the press release is set forth below.

PEMBROKE, Bermuda, April 28, 2003 — PartnerRe Ltd. (NYSE:PRE) today announced that it expects to report first quarter diluted net income per share between $2.20 and $2.24 and diluted operating earnings per share between $1.48 and $1.52.

Diluted operating earnings per share excludes the impact of approximately $0.72 per share of net after-tax realized investment gains included in diluted net income per share for the quarter. The Company also expects to report diluted book value per share of approximately $35.50 as of March 31, 2003.

PartnerRe Ltd. expects to release its first quarter results following the market close on Monday, May 5, 2003 with a subsequent dial-in analyst conference call on Tuesday, May 6, 2003 at 10 a.m. Eastern.

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning equity to measure performance as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2003	PARTNERRE LTD. (Registrant)

By:	/s/ Christine Patton
Name: Christine Patton Title: General Counsel